Exhibit 99.7

€450 million Senior Notes due 2024

Investor Presentation

June 14 – 17, 2016

Strategic Initiatives and Acquisitions Have Diversified Profile While Reducing Risk & Concentration

Cott

FY12 Sales by Channel[1]


Contract Packaging 7%
Branded Retail 12%
Private Label 81%

FY12 Sales by Product


Other 24%
CSD 41%
Sparkling waters / mixers 11%
Juice / juice drinks 24%

2013 — 2014 — 2015 — 2016

Contract Manufacturing

Dedicated resources behind growing contract manufacturing (48mm incremental case growth in 2014 and 2015)

3-year goal of 50mm – 80mm serving equivalent cases by 2017

Aimia foods

5/30/2014

Purchase Price: ~$139mm[2]

~$108mm sales[3]

Calypso Soft Drinks

6/18/2013

Purchase Price: ~$12mm

~$60mm sales[3]

DS Services

12/12/2014

Purchase Price: ~$1.25bn

~$966mm sales[3]

Aquaterra

1/5/2016

Purchase Price: ~$45mm

~$72mm sales[3][4]

FY15 Sales by Channel[5]


Contract Manufacturing / Other 17%
Private Label Retail 48%
HOD Water Delivery 22%
Branded Retail 13%

FY15 Sales by Product[5]


Other 19%
CSD 21%
OCS 4%
Water 5%
Juice / Juice Drinks 15%
HOD Water 22%
Sparkling Waters / Mixers 14%

1. *Branded retail includes concentrate sales*
2. *Reflects working capital adjustment, deferred consideration and on-target earnout (based on estimate of $17.9mm contingent payment to be paid in July 2016)*
3. *Annual sales figures are as of LTM June 2013, LTM March 2014, LTM September 2014 and LTM March 2015 for Calypso, Aimia Foods, DS Services and Aquaterra, respectively*
4. *Assumes LTM March 2015 average exchange rate of 0.881 CAD:USD*
5. *Excludes Aquaterra revenue*

Source: Company information

14

DS Services is a Leading North American Direct-to-

Consumer Services Provider

Water Delivery Services(1) Office Coffee Services (“OCS”)

2015 Revenue(2):

$1,021mm

2015 Revenue: $724mm (71%) Filtration 2015 Revenue: $121mm (12%)

OCS 2%

12%

Retail

Retail 15% Filtration Services

Water

Delivery

Services

71%

2015 Revenue: $149mm (15%) 2015 Revenue: $27mm (2%)

1. Other revenue included in Water Delivery Services revenue

2. Excludes Aquaterra revenue 16

Source: Company information

History of Deleveraging

Adjusted Free Cash Flow(1)

1 Strong focus on rapidly deleveraging

$134 $143

Substantial cash flow generation $103 $110 $107

Leverage target of mid-3x area by 2018

2012A 2013A 2014A 2015A LTM Mar-16

2 History of Deleveraging Delevering Post DSS Acquisition

(Net Debt from 2011 – 2013)

($ in millions)

5.1x(2)

$505

$424 $405

4.3x

2011A

2012A

2013A

PF 2014

Today

1. Adjusted free cash flow calculated as net cash provided by operating activities less capex plus other adjustments. See supplemental information for reconciliation. 22

2. Reconciliation can be found in the supplemental schedule

Source: Cott management

Cott Corporation Adjusted Free Cash Flow – Non-GAAP

($ in millions)	For the Year Ended				For the Three Months Ended		Last Twelve Months Ended
	December 29, 2012	December 28, 2013	January 3, 2015	January 2, 2016	April 4, 2015	April 2, 2016	April 2, 2016
Net cash provided by operating activities	$173	$155	$57	$255	($1)	($19)	$237
Less: Capital expenditures	(70)	(55)	(47)	(111)	(27)	(30)	(113)
Free Cash Flow	$103	$100	$10	$144	$(28)	$(48)	$124
Plus:							
Bond redemption cash costs		10	21	-	-	-	-
53rd week interest payment 2022 Notes		-	15	-	-	-	-
DSS integration capital expenditures		-	-	5	-	-	5
Acquisition and integration cash costs		-	32	14	-	-	14
Cash collateral[1]		-	29	(29)	(29)	-	-
Adjusted Free Cash Flow[2]		**$110**	**$107**	**$134**	**$(58)**	**$(48)**	**$143**

1. In connection with the DSS Acquisition, $29.4 million was required to cash collateralize certain DSS self-insurance programs. The $29.4 million was funded with borrowings against our ABL facility, and the cash collateral is included within prepaid and other current assets on our Consolidated Balance Sheet at January 3, 2015. Subsequent to January 3, 2015 additional letters of credit were issued from our available ABL facility capacity, and the cash collateral was returned to the Company, which was used to repay a portion of our outstanding ABL facility.)
2. Includes $5.6 million of DSS's free cash flow from the acquisition date.

Source: Company information

42

DS Services Acquisition Pro Forma Leverage

($ in millions) 2014PF

Adjusted EBITDA $357

6.75% Senior Notes due 2020 625

10.00% Senior Secured Notes due 2021(1) 406

New Term Loan / Note 0

5.25% Senior Notes due 2022 525

ABL Facility 229

GE 8

Capital Leases and other 5

Less letter of credit(2) (29)

Total debt $1,769

Preferred shares 149

Less Cash (86)

Net Debt $1,832

Net leverage 5.1x

Includes fair value premium of $55.6 million

In connection with the DSS Acquisition, $29.4 million was required to cash collateralize certain DSS self-insurance programs. The $29.4 million was funded with borrowings against our ABL facility, and the cash collateral is included within prepaid and other current assets on our Consolidated Balance Sheet at January 3, 2015. Subsequent to January 3, 2015 letters of credit were issued and the cash collateral was returned to the Company, which was used to repay a portion of our outstanding ABL facility

Source: Company information

43